ARTRA GROUP INCORPORATED
          THIS PROXY IS BEING SOLICITED BY THE ARTRA GROUP INCORPORATED
                               BOARD OF DIRECTORS




The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated September 30, 1998 in connection with the Annual Meeting of Shareholders to be held at 10:30 a.m. on Thursday, November 16, 1998 at the Sheraton North Shore Hotel 933 Skokie Blvd, Northbrook, Illinois, 60062 and hereby appoints James Doering and Lawrence Levin and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock and Preferred Stock registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

SEE REVERSE SIDE FOR THE THREE PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.


                                                              (SEE REVERSE SIDE)


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This Proxy when  executed  will be voted in the manner  directed  herein.  If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2 and 3.

The Board of Directors recommends a vote FOR Proposal 1.


1.  Election of Directors (To the right). One Year Term.


_______________________________________________________      FOR   WITHHELD
 For all nominees except as noted above.                     [ ]     [ ]


Nominees: Edward A. Celano,  Howard R. Conant,  Peter R. Harvey,  John Harvey,
        Robert L. Johnson, Gerard M. Kenny, Maynard K. Louis and Mark Santacrose


2. Approval of proposed sale of substantially all of the assets of Bagcraft Corporation of America, an indirect subsidiary of ARTRA GROUP Incorporated.


3. Proposal to ratify the appointment of PriceWaterhouseCoopers LLP as the In their discretion the proxies are authorized to vote upon such other Company's independent public accountants for the fiscal year ending matters as may properly come before the meeting or any adjournments December 31, 1998. thereof.

           FOR      AGAINST      ABSTAIN
           [ ]        [ ]          [ ]


In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.


I PLAN TO ATTEND THE MEETING    [ ]


Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date ______________________________

Signature: ________________________

Date ______________________________

Signature: ________________________


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